Exhibit 10.5

Amendment to Shareholders Voting Proxy Agreement

This Amendment to Shareholders Voting Proxy Agreement (the “Agreement”) is entered into in Guangzhou as of November 30th, 2018 by and among the following parties:

(1) Huazhi Hu and Yifang Xiong (“Entrusting Party” or “Party A”)

(2) EHang Intelligent Equipment (Guangzhou) Co., Ltd with address: No. 31 Room 401, No. 680 Guangxin Road, Huangpu District, Guangzhou, PRC (“WFOE” or “Party B”); and

(3) Guangzhou EHang Intelligent Technology Co., Ltd with address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC (the “Target Company” or “Party C”).

WHEREAS

The Shareholders Voting Proxy Agreement (“Voting Rights Agreement”) was entered into as of January 29th, 2016 by and among Party A, Party B and Party C;

The Parties hereby agree to amend the Voting Rights Agreement through mutual negotiation and consent as follows:

1.	The Parties hereby amend Article 1.1 of the Voting Rights Agreement as follows:

“1.1 The Entrusting Party hereby irrevocably covenants that, he/she shall execute a Power of Attorney set forth in Exhibit One of the Agreement upon the execution of the Agreement, and entrusting Party B or any of Party B’s designees (the “Designee”) to exercise all his or her rights as the shareholders of Party C under the then effective articles of association of Party C, including but not limited to (collectively the “Entrusted Rights”):

(a)	attend shareholders’ meeting of the Target Company as the agent and attorney of the Entrusting Party;

(b)

exercising all shareholders’ voting rights and other rights pursuant to the applicable laws and the articles of association of the Target Company, including but not limited to sell, transfer, pledge or dispose of all or any part of equity interest of the company;

(c)

designate and appoint the legal representative (Chairperson), director, supervisor, general manager and other senior management members of Party C as the agent and attorney of Entrusting Party and represent Entrusting Party to vote the matters to be discussed or resolved in shareholders meeting, including without limitation, the designation and election of director, general manager and other senior manager who shall be appointed or removed by the shareholders; and

(d)	exercise other voting rights the shareholders are entitled to pursuant to the articles of association of the Target Company amended from time to time.

Party B hereby agrees to accept the entrustment as set forth in Section 1.1. Party B is entitled to assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to the Target Company or obtaining consent of the Target Company. Except the aforesaid situation, the proxy shall be irrevocable and continuously valid.”

2.	As agreed by the Parties, the Power of Attorney appended to the Voting Rights Agreement is modified to the format of Exhibit.

3.

Unless otherwise specifically provided in the Agreement, the articles and contents in the Voting Rights Agreement shall remain valid. In the event of any conflict between the Agreement and the Voting Rights Agreement, the Agreement shall prevail.

4.	The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Remainder of this page intentionally left blank; signature page follows)

(Signature page)

Party A:

Huazhi Hu (Signature): /s/ Huazhi Hu

Yifang Xiong (Signature): /s/ Yifang Xiong

Party B: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Signature of authorized representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Signature of representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.

Exhibit One

Power of Attorney

Huazhi Hu and Yifang Xiong (“the Shareholders”), holders of 100% equity interest (“the Company’s Shares”) of Guangzhou EHang Intelligent Technology Co., Ltd. (the “Target Company”). As to the voting rights of Target Company, such holders hereby irrevocably authorize EHang Intelligent Equipment (Guangzhou) Co., Ltd. (“WFOE”) to exercise the following rights related to the Company’s Shares within the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of the Shareholders as the exclusive agent and attorney for the matters with respect to all matters concerning the Company’s Shares, including but not limited to: 1) attending the shareholders’ meetings of the Target Company; 2) exercising all shareholder’s rights and shareholder’s voting right the shareholders are entitled to pursuant to applicable laws and the Target Company’s articles of association, including but not limited to the sale or transfer or pledge or disposition of the Company’s Shares in part or in whole; and 3) designating and appointing on behalf of shareholders the legal representative (chairman of the board), director, supervisor, general manager and other senior management members of the Target Company.

All the actions conducted by the WFOE in relation to the Company’s Shares shall be deemed as the actions of the Shareholders, and all documents executed by the WFOE shall be deemed to be executed by the Shareholders. The Shareholders will hereby acknowledge those actions and documents.

The WFOE is entitled to assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to the Target Company or obtaining consent of the Target Company

During the term of this Power of Attorney, this Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney.

The Shareholders and the Target Company shall not revoke or terminate this Power of Attorney without prior written consent from the WFOE. Nonetheless, the WFOE can terminate this Power of Attorney by issuing written notice to the Shareholders and the Target Company 30 days prior to such notice becomes effective.

Huazhi Hu (Signature): /s/ Huazhi Hu

Yifang Xiong (Signature): /s/ Yifang Xiong